SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 6, 1995


                         FIRST EMPIRE STATE CORPORATION
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
                 (State or other jurisdiction of incorporation)

      1-9861                                          16-0968385
(Commission File Number)            (I.R.S. Employer Identification No.)


One M&T Plaza, Buffalo, New York                      14240
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (716) 842-5445


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

            On March 6, 1995, M&T Mortgage Corporation ("M&T Mortgage") consummated the acquisition of Statewide Funding Corporation ("Statewide"), a privately-owned mortgage banking company based near Albany, New York. Following the acquisition, Statewide was merged with and into M&T Mortgage, the mortgage banking subsidiary of Manufacturers and Traders Trust Company, which is the principal banking subsidiary of First Empire State Corporation.
            Prior to the acquisition, M&T Mortgage serviced approximately $4.7 billion of residential mortgages. In 1994, M&T Mortgage originated approximately $850 million of residential mortgage loans. With the merger of Statewide into M&T Mortgage, servicing rights to approximately $1.0 billion of residential mortgage loans will be added to M&T Mortgage's mortgage servicing portfolio. In 1994, Statewide originated approximately $400 million of residential mortgage loans through retail offices located in New York State, Massachusetts and Vermont, and through a national wholesale lending program.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          First Empire State Corporation



Date:  March 8, 1995                By:  /s/James L. Vardon
                                          -------------------
                                          James L. Vardon
                                          Executive Vice President
                                          and Chief Financial Officer